Exhibit 16 to Current Report on Form 8-K by Surf Group Inc.

                               STEWART H. BENJAMIN
                        CERTIFIED PUBLIC ACCOUNTANT, P.C.
                              27 SHELTER HILL ROAD
                               PLAINVIEW, NY 11803

                            TELEPHONE: (516) 933-9781
                            FACSIMILE: (516) 827-1203

February 12, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Surf Group Inc. dated the date hereof.

Yours truly,


STEWART H. BENJAMIN CPA PC

By: /s/ Steward H. Benjamin
    ----------------------------------------------
         Stewart H. Benjamin, Authorized Signatory


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